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                                                                   EXHIBIT 10.15
                         PROMISSORY NOTE

Date:                    March 2, 2000

Maker:                   Eugene P. Martineau

Maker's Mailing Address: c/o U.S. Concrete, Inc.
                         1300 Post Oak Blvd., Suite 1220
                         Houston, Texas  77056

Payee:                   USC Management Co., L.P.,
                         a Texas limited partnership

Place for Payment:       1300 Post Oak Blvd., Suite 1220
                         Houston, Texas  77056

Principal Amount:        $175,000.00, or such lesser amount as has been advanced
                         by Payee to Maker and is outstanding from time to time.

Terms of Payment:        This is a non-interest bearing promissory note.
                         Principal shall be payable from time to time prior to March 1, 2005 within 10 business days of receipt by Maker of any Net Cash Proceeds (as defined herein), until the principal amount is paid in full. The outstanding principal amount shall be due and payable in full on or before March 1, 2005.

Security for Payment:    This note is secured by any and all cash proceeds
                         received by Maker (net of any broker's fee or other reasonable and customary transaction expenses and of amounts reasonably estimated to be necessary to pay income or capital gains taxes resulting from receipt of such proceeds) during the period beginning March 2, 2000 and ending upon the earlier of payment in full of this note or March 1, 2005 from (a) the sale by Maker of all shares of common stock, $.001 par value ("Common
                         Stock"), of U.S. Concrete, Inc., a Delaware corporation
                         ("USC"), acquired by Maker through the exercise of any option to purchase Common Stock and (b) the payment to Maker by USC or Payee of such portion of any bonuses as may be mutually agreed upon by Maker and Payee (any such net cash proceeds described in subparts (a) and
                         (b) shall be referred to herein as "Net Cash
                         Proceeds").

     FOR VALUE RECEIVED, Maker promises to pay to the order of Payee at the place for payment and according to the terms of payment (in funds available for immediate use) the principal amount. All unpaid amounts shall be due by the final scheduled payment date.
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     If Maker defaults in the payment of this note or in the performance of any obligation securing or collateral to it, and the default continues after Payee gives Maker notice of the default and the time within which it must be cured, as may be required by Payee, then Payee may declare the unpaid balance on this note immediately due. Maker and each surety, endorser and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests and notices of protest, to the extent permitted by law.

     If this note is given to an attorney for collection, or if suit is brought for collection, or if it is collected through probate, bankruptcy, or other judicial proceeding, then Maker shall pay Payee all costs of collection, including reasonable attorney's fees and court costs, in addition to other amounts due.

     Neither a delay on the part of Payee in the exercise of any power or right under this note, nor a single or partial exercise of any such power or right, shall operate as a waiver thereof. Enforcement by Payee of any of its rights hereunder shall not constitute an election by it of remedies so as to preclude the exercise of any other remedy available to it.

     Unless this note is paid at its maturity, or when otherwise due, as herein provided, any money, securities or property on deposit with, in possession or under the control of, or held by USC or Payee, for any purpose whatsoever, including, without limitation, for payment of salary or bonuses to Maker, or in transit to or from Payee by mail or carrier to the credit or for the account of Maker, or any of them, may, at the option of Payee, be applied to the payment of this note or any other debt, liability or obligation, direct or contingent, due or to become due, by Maker to Payee or USC.

     This note may be prepaid in whole or in part at any time, without penalty.

     THIS NOTE IS DELIVERED AND IS INTENDED TO BE PAID AND PERFORMED IN THE STATE OF TEXAS, AND THE LAWS OF SUCH STATE SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF.

     All of the covenants, stipulations, promises, and agreements contained in this note made by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without prior written consent of the holder hereof, assign any rights, duties, or obligations under this note.

     Each Maker is responsible for all obligations represented by this note.

     When the context requires, the terms Maker and Payee, and other singular nouns and pronouns include the plural.

                                    MAKER


                                    /s/ Eugene P. Martineau
                                    -----------------------
                                    Eugene P. Martineau